Exhibit 10.6

SECOND MODIFICATION OF CONVERTIBLE LOAN AGREEMENT

This Second Modification of Convertible Loan Agreement (this "Second Modification") made and executed as of September 14, 2011, by and between:

X-FACTOR COMMUNICATIONS, LLC located at 3 Empire Boulevard, South Hackensack, New Jersey 07606 ("Borrower") and

NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY, a body corporate and politic constituting an instrumentality of the State of New Jersey (the "Authority").

Background

The Authority and the Borrower entered into a Convertible Loan Agreement dated July 31, 2009 (the "Loan Agreement") pursuant to which the Authority loaned Borrower the sum of $500,000 (the "Loan"). The Loan is evidenced by a Secured Convertible Promissory Note of the same date (the "Note"). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Loan Agreement.

WHEREAS, in December 2010, the Borrower requested and the Authority agreed to grant a 6-month interest-only payment period on the Note commencing on December 1, 2010 and ending on May 1, 2011 evidence by a First Modification of Convertible Loan Agreement dated January 19, 2011 ("First Modification").

WHEREAS, in order to provide continued payment relief to the Borrower and to allow the Borrower to conserve its cash until bridge financing and receivables from the Cisco contract are collected, the Borrower requested a second 6-month interest only payment period on the Note.

WHEREAS, at a meeting on August 16, 2011, the members of the Authority approved the second 6-month interest only payment period on the Note retroactively commencing on June 1, 2011 and ending on November 1, 2011. In exchange for such consent, the Authority filed a UCC Financing Statement and United States Patent and Trademark Office liens on intellectual property of Maker.

WHEREAS, the Borrower does not have more than six months of expendable cash available to sustain operations and make payments on the Loan as modified.

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Authority and the Borrower hereby agree to modify the original Loan Agreement as follows:

1.Borrower reaffirms and ratifies, as of the date hereof, all covenants, promises and representations made by it in the original Loan Agreement, except as such may be modified by this Second Modification.

2. Borrower represents that there exists no default under the original Loan Agreement and other Transaction Documents except those defaults of which the Authority is aware. Borrower acknowledges that nothing contained here shall be deemed or construed to waive any default.

3. The outstanding principal amount of the Note as of June 1, 2011 was $468,749.99 ("Outstanding Principal Amount").

4. The Outstanding Principal Amount of the Note shall be repaid as set forth in a Second Amendment to Secured Convertible Promissory Note dated the date hereof.

5. Paragraph 3 (a) "Interest" of the Loan Agreement is deleted in its entirety and the following new language is substituted in its place:

"a) Interest. Borrower shall pay interest on the Note at a fixed rate equal to the rate specified on the cover page hereof. Interest payments will be calculated on an actual days elapsed over a 360 day year and will be payable monthly in arrears. Interest-only payments for the first twelve (12) months, followed by two (2) months of monthly payments of principal and interest, followed by interest-only payments for twelve (12) months. Thereafter, the Outstanding Principal Amount is due and payable in thirty-three (33) monthly installments of principal plus interest. On the Maturity Date specified on the cover page, the entire outstanding principal balance of the Note and all accrued and unpaid interest thereon will be immediately due and payable."

6. The Borrower shall execute and deliver to the Authority contemporaneously with the execution of this Second Modification, the Second Amendment to Secured Convertible Promissory Note.

7. Borrower agrees and acknowledges that nothing contained herein shall be deemed or construed to discharge or invalidate the existing collateral held by the Authority to secure the Note and said collateral shall continue to secure the Loan.

8. Except as otherwise expressly modified by this Second Modification, the Loan Agreement, the Note, the Second Amendment to Secured Convertible Promissory Note and other Transaction Documents shall be deemed to be incorporated herein as if set forth at length and shall remain in full force and effect, each enforceable in accordance with their terms.

9. All references to the term "Loan Agreement" and "Transaction Documents" in the original Loan Agreement and the other Transaction Documents shall be deemed to refer to the original Loan Agreement, as amended by this Second Modification.

10. This Second Modification may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original, and all of which shall together constitute one and the same document, and shall be binding on the signatories.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Borrower and the Authority have caused this Second Modification of Convertible Loan Agreement to be duly executed as of the date first above written.

WITNESS:	NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY

By:

WITNESS:	X-FACTOR COMMUNICATIONS, LLC

By:
Kr\ d-. f✓ct feo,,t/	Charles SaraIj1 o President and CEO